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                                                                       Exhibit 5

                          Taft, Stettinius & Hollister
                             1800 Star Bank Center
                               425 Walnut Street
                             Cincinnati, Ohio 45202

                                November 5, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re: Dayton General Systems, Inc.
             -----------------------------

Dear Sir or Madam:

         We have acted as counsel for Dayton General Systems, Inc., a Pennsylvania corporation (the "Company"), in connection with its Registration Statement on Form SB-2, No. 333-33597 (the "Registration Statement"), relating to the issuance and/or sale by the Company and by the Selling Shareholders named in the Registration Statement of up to (i) 900,000 units (the "Units"), each Unit consisting of two shares of the Company's common stock, without par value (the "Common Stock") and one warrant to purchase an additional share of Common Stock ("Warrant"); (ii) 900,000 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"); (iii) 90,000 Unit Purchase Warrants (the "Underwriter Warrants"); (iv) 90,000 Units issuable upon exercise of the Underwriter Warrants (the "Underwriter Units") and (v) 90,000 shares of Common Stock issuable upon exercise of the Warrants included in the Underwriter Units the ("Underwriter Warrant Shares"). The Units, the shares of Common Stock contained in the Units, the Warrants, the Warrant Shares, the Underwriter Warrants, the Underwriter Units (including the shares of Common Stock contained in the Underwriter Units) and the Underwriter Warrant Shares are hereinafter referred to as the "Securities."

         It is our opinion that the registration and issuance of the Securities covered by the Registration Statement have been duly authorized by all necessary corporate action by the Company and that the Securities have been or, when issued and sold as contemplated by the Registration Statement and in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                    Very truly yours,

                                    TAFT, STETTINIUS & HOLLISTER